EXHIBIT 10.10

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT is entered into as of March 24, 2003, by and between ANTs software inc., a Delaware corporation (the "Company"), and Gary Ebersole (the "Executive") (hereinafter collectively referred to as "the parties").

      WHEREAS, the Executive shall serve as President and Chief Operating Officer of the Company; and

      WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company and its policies, procedures, methods, and personnel; and

      WHEREAS, the Company has determined that it is essential and in its best interests to retain the services of key management personnel and to ensure their continued dedication and efforts; and the Executive is willing to render such services on the terms and conditions set forth herein; and

      WHEREAS, the parties have agreed to terminate that certain Independent Contractor Agreement entered into on or about February 10, 2003 (the "Consultant Agreement").

      NOW, THEREFORE, in consideration of the foregoing and the respective agreements of the parties contained herein, the parties hereby agree as follows:

            1. Term. Executive shall provide references to the Company. In the event the Company is satisfied with the references provided by Executive, the initial term of employment under this Agreement shall commence on March 24, 2003 (the "Commencement Date") and end on the anniversary of the Commencement Date (the "Initial Term"); provided, however, that upon the expiration of the Initial Term, this Agreement shall be automatically extended for a period of one year (the Initial Term and the term of any such extension period shall be referred to as the "Term") unless either the Company or the Executive shall have given written notice to the other, at least forty-five (45) days prior to the end of the Term, that the Term shall not be so extended. Notwithstanding the foregoing, this Agreement may be terminated at any time by either party as set forth below in Section 9.

            2. Employment.

                  (a) Position. The Executive shall be employed as the President and Chief Operating Officer of the Company or such other meaningful executive position as may be determined by the Company. The Executive shall perform the duties, undertake the responsibilities, and exercise the authority customarily performed, undertaken, and exercised by persons employed in a similar executive capacity. The Executive shall report to the Chief Executive Officer.

                  (b) Obligations. The Executive agrees to devote his full business time and attention exclusively to the business and affairs of the Company. The foregoing, however, shall not preclude the Executive from serving on other corporate boards with the prior written approval of the Chief Executive Officer of the Company, which approval may be withheld in the Chief Executive


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Officer's sole discretion, or any civic or charitable boards or committees or from managing personal investments at the Executive's own discretion, so long as such activities do not interfere with the performance of the Executive's responsibilities hereunder.

            3. Base Salary. The Company agrees to pay or cause to be paid to the Executive during the Term an annual base salary at the rate of $240,000 (hereinafter referred to as the "Base Salary"). The Base Salary will be subject to annual review (on a calendar year schedule) and may be changed from time to time by the Company in its sole discretion considering factors such as the Executive's responsibilities, compensation of similar executives within the Company and in other comparable companies, performance of the Executive, and other pertinent factors. Any changes in the Base Salary determined by the Company shall be made effective as of January 1 of each year. The Base Salary shall be payable in accordance with the Company's usual payroll procedures.

            4. Equity Compensation. Subject to approval by the Company's Board of Directors, the Company shall grant the Executive (a) stock options to purchase up to 300,000 shares of Common Stock of the Company under the Company's 2000 Stock Option Plan (the "Plan") on or about the Commencement Date of this Agreement and (b) stock options to purchase up to 275,000 shares of Common Stock of the Company under the Plan on or about the date the shareholders of the Company approve the amendment to the Plan increasing the number of shares of Common Stock reserved to 5,450,000. These options will vest as follows: Sixteen and 6/10 percent (16.6%) of the shares granted shall vest on the date six (6) months from March 24, 2003 (the "Vesting Measurement Date"); thereafter, Two and 78/100 percent (2.78%) of the shares granted shall vest at the conclusion of each month, such that One Hundred Percent (100%) of shares granted are vested on the date three (3) years from the Vesting Measurement Date.

            5. Employee Benefits. The Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company and made available to senior executives generally and as may be in effect from time to time, including, without limitation, the Company's stock option plan and 401(k) plan or their equivalents. The Executive's participation in such plans, practices and programs shall be on the same basis and terms as are applicable to senior executives of the Company generally.

            6. Other Payments.

                  (a) Annual Bonus. The Executive shall be eligible to receive an annual cash bonus determined by achievement by the Executive of specific objectives set by the Company in its sole discretion. The specific objectives are set forth in Annex A for 2003. The Bonus shall be paid during January of each year based on the Executive's performance for the preceding calendar year. The first period for assessing the Executive's achievement of specific objectives shall be March 24, 2003 through December 31, 2003.

            7. Other Benefits.

                  (a) Life Insurance. During the Term, the Company shall be entitled to maintain a "key person" term life insurance policy on the life of the Executive, the proceeds of which shall be payable to the Company or its designees. The Executive agrees to undergo any reasonable physical examination and other procedures as may be necessary to maintain such policy.


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                  (b) Expenses. Subject to applicable Company policies, the
Executive shall be entitled to receive prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing, or otherwise furthering the business or interests of the Company.

                  (c) Office and Facilities. The Executive shall be provided with appropriate offices and with such secretarial and other support facilities as are commensurate with the Executive's status with the Company and adequate for the performance of his duties hereunder.

                  (d) Travel. International business travel to destinations outside North America shall be business class or its equivalent .

            8. Vacation. The Executive shall be entitled to annual vacation in accordance with policies as periodically established by the Company for similarly situated executives of the Company, but, in any event, not less than of fifteen (15) paid vacation days per calendar year.

            9. Termination. The Executive's employment hereunder is terminable at will by either the Company or the Executive at any time. Any decision to terminate this Agreement by either the Company or the Executive shall be communicated by delivering a written notice of termination to the other thirty
(30) days prior to the Termination Date. "Termination Date" shall mean in the case of the Executive's death, the date of death, or in all other cases, the date specified in the notice of termination.

            10. Compensation Upon Termination.

                  (a) If the Executive's employment is terminated (1) by the Company for Cause (which shall be indicated in the notice of termination sent by the Company to the Executive) or (2) by the Executive for any reason other than for Good Cause, the Company's sole obligation hereunder shall be to pay the Executive the following amounts earned hereunder but not paid as of the Termination Date: (i) Base Salary, (ii) reimbursement for any and all monies advanced or expenses incurred pursuant to Section 7(b) through the Termination Date, and (iii) any earned compensation which the Executive had previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation"). The Executive's entitlement to any other benefits shall be determined in accordance with the Company's employee benefit plans then in effect.

      For purposes of this Agreement, "Good Cause" shall mean a material change in Executive's corporate position, title or responsibility, and "Cause" shall mean (i) any material breach by the Executive of any agreement to which the Executive and the Company are parties (including, without limitation, this Agreement and the Proprietary Information and Inventions Agreement), (ii) any tortious or criminal act (other than termination of employment) or omission to act by the Executive which would reasonably be likely to have a material adverse effect on the business of the Company or the Executive's ability to perform services for the Company, (iii) any material misconduct or gross negligence of Executive, (iv) any material violation by Executive of the Company's policies, or (v) any willful non-performance of duties by the Executive in connection with the business or affairs of the Company.

                  (b) If the Executive's employment is terminated (1) by the Company for any reason, other than for Cause, or (2) by the Executive for Good Cause, the Company's sole obligation hereunder shall be as follows:

                        (i) the Company shall pay the Executive the Accrued
                  Compensation; and


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                        (ii) the Company shall continue to pay the Executive the
                  Base Salary for a period of four (4) months following the Termination Date (the "Severance").

                  (c) During the period the Executive is receiving salary continuation pursuant to Section 10(b)(ii) hereof, the Company shall, at its expense, provide to the Executive and the Executive's beneficiaries medical and dental benefits substantially similar in the aggregate to those provided to the Executive immediately prior to the date of the Executive's termination of employment, or at the Company's option, in lieu thereof, a cash payment for the cost of such benefits; provided, however, that the Company's obligation with respect to the foregoing benefits shall be reduced to the extent that the Executive or the Executive's beneficiaries obtains any such benefits pursuant to a subsequent employer's benefit plans.

                  (d) The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. In the event that the Executive does obtain subsequent employment while receiving salary continuation pursuant to Section 10(b)(ii) hereof, the amount of such cash payment from the Company to the Executive shall be reduced by the same amount as the base compensation provided to the Executive by his subsequent employer for the same time intervals.

            11. Executive Representations and Warranties. The Executive expressly represents and warrants to the Company that the Executive is not a party to any agreement and is not otherwise obligated in any way, and is not subject to any rules or regulations, whether governmentally imposed or otherwise, which will or may restrict in any way the Executive's ability to fully perform the Executive's duties and responsibilities under this Agreement.

            12. Proprietary Information and Inventions Agreement Executive shall duly execute, accurately complete, and deliver to the Company, a Proprietary Information and Inventions Agreement, in the form provided by the Company, and Executive acknowledges that the due execution, completion and delivery is an inducement and condition precedent for the Company to retain Executive and that the Company does not intend to execute or perform this Agreement without such due execution, completion and delivery.

            13. Company Policies. Executive agrees to comply in all respects with all of the Company's present and future policies, including without limitation (i) the Company's Memorandum regarding Restrictions and Responsibilities of Officers and Directors under Federal Securities Laws, as amended from time to time, (ii) the Company's Insider Trading Policy, as amended from time to time, and (iii) the Company's Investor Relations and Public Communication Policy, as amended from time to time.

            14. Agreement Not To Compete. In order to protect the business interest and good will of the Company, and to protect the confidential information of the Company, Executive covenants and agrees that during the term of this Agreement, and for a period of four (4) months after termination of Executive's employment in the event Executive's employment is terminated as set forth above in Section 10(b), Executive will not:

                  (a) directly or indirectly contact any customer of the Company for the purpose of soliciting such customer to purchase, lease or license a product or service that is the same as, similar to, or in competition with those products and/or services made, rendered, offered or under development by the Company;


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                  (b) directly or indirectly employ, or request that a company or business directly or indirectly controlled by Executive employ a person who is employed by the Company;

                  (c) directly or indirectly interfere with or attempt to disrupt the relationship, contractual or otherwise, between the Company and any of its employees or solicit, induce, or attempt to induce employees of the Company to terminate employment with the Company and become self-employed or employed with others in the same or similar business or any product line or service provided by the Company;

                  (d) directly or indirectly engage in any activity or business as a consultant, independent contractor, agent, employee, officer, partner, or otherwise, alone or in association with any other person, corporation, or other entity in any Competing Business (operating in the United States). "Competing Business" shall mean any individual, corporation, partnership, business or other entity which operates or attempts to operate a business which provides, designs, develops, markets, engages in, produces or sells any products, services, or businesses which are the same or similar to those produced, marketed, or sold by the Company.

            15. Termination of the Consultant Agreement. The parties hereby terminate the Consultant Agreement effective immediately. As of and after this date, no provision of the Consultant Agreement shall have any force or effect nor shall any such provision control or otherwise be binding upon the parties.

            16. Successors and Assigns.

                  (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall use its best efforts to require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include any such successors and assigns to the Company's business and/or assets. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring or otherwise succeeding to, directly or indirectly, all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

                  (b) This Agreement is not assignable by Executive without the written consent of the Company. .

            17. Arbitration. Except with respect to the remedies specifically set out elsewhere in this Agreement, any controversy or claim between the Company or any of its affiliates and the Executive arising out of or relating to this Agreement or its termination shall be settled and determined by binding arbitration. The American Arbitration Association shall administer the binding arbitration. The arbitration shall take place in San Francisco, California. Each of the Company and the Executive shall appoint one person to act as an arbitrator, and a third arbitrator shall be chosen by the first two arbitrators (such three arbitrators, the "Panel"). The Panel shall have no authority to award punitive damages against the Company or the Executive. The Panel shall have no authority to add to, alter, amend, or refuse to enforce any portion of the disputed agreements. The Company and the Executive each waive any right to a jury trial or to a petition for stay in any action or proceeding of any kind arising out of or relating to this Agreement or its termination.


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            18. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, or upon receipt if overnight delivery service or facsimile is used, addressed as follows:

               To the Executive:
               -----------------
               Gary Ebersole
               -----------------------------
               -----------------------------
               -----------------------------
               -----------------------------
               -----------------------------

               To the Company:                      With a copy to:
               ---------------                      ---------------
               ANTs software inc.                   ANTs counsel
               801 Mahler Road, Suite G             The Corporate Law Group
               Burlingame, California 94010         500 Airport Blvd. Suite 120
               Attn:  Ken Ruotolo                   Burlingame, CA  94010
               Fax:  (650) 692-0253                 Att'n: Suzy Papazian
                                                    Fax:  (650) 227-8001

            19. Miscellaneous. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

            20. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without giving effect to the conflict of law principles thereof.

            21. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision, or such portion of such provision as may be necessary, shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be thereafter enforceable in accordance with its terms.

            22. Entire Agreement. This Agreement, along with the Proprietary Information and Inventions Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.


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            23. No Rules of Construction. Both Executive and the Company shall be considered to be joint authors of this Agreement and no rules of construction shall be invoked concerning this Agreement or the interpretation of this Agreement or its provisions.

            24. Counterparts. This Agreement may be executed in counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, and all such counterparts shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                         COMPANY:

                                         ANTS SOFTWARE INC.

                                         By:    /s/ Francis K. Ruotolo
                                                --------------------------------
                                         Name:  Francis K. Ruotolo
                                         Title: Chairman and Chief
                                                Executive Officer


                                         EXECUTIVE:

                                         /s/ Gary Ebersole
                                         ---------------------------------------
                                         Gary Ebersole


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                                     Annex A

Executive's 2003 Annual Bonus shall be based on achievement of the Company's Revenue Goal for 2003 which is $1.5 million. The Bonus shall be calculated as follows:

      Annual Bonus = (25% of Base Salary) * (Revenue Achievement/Revenue Goal).

No Bonus shall be paid if Revenue Achievement for 2003 is less than 50% of Revenue Goal for 2003. Revenue Achievement is the total cash received from customers during 2003. This may differ from revenue recognition in accordance with GAAP guidelines and SEC regulations.

                                        COMPANY:
                                        --------

                                        ANTS SOFTWARE INC.

                                        By:    /s/ Francis K. Ruotolo
                                               ---------------------------------
                                        Name:  Francis K. Ruotolo
                                        Title: Chairman and Chief Executive
                                               Officer


                                        EXECUTIVE:
                                        ----------

                                           /s/ Gary Ebersole
                                        ----------------------------------------
                                        Gary Ebersole

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